Exhibit 10-a

Grange Road
Cwmbran
Gwent
NP44 3XU
United Kingdom
To:
Viking Asset Purchaser No. 7 IC (the “Purchaser”)
Citicorp Trustee Company Limited (the “Programme Trustee”)
26 January 2022
Dear Sirs,
Extension of a receivables purchase agreement between the Purchaser, the Programme Trustee and ourselves as Seller dated 2 February 2012, as amended and extended from time to time, (the “Receivables Purchase Agreement”).
We refer to the Receivables Purchase Agreement. We write to record the terms and conditions upon which the parties have agreed to extend the Receivables Purchase Agreement.
In the definition of Termination Event, sub-clause (a) which appears in Clause 1 of the Receivables Purchase Agreement, the reference to “ten (10) years“ shall be replaced by “ten (10) years and (2) months,” which for the avoidance of doubt, means that the Receivables Purchase Agreement will terminate 2 April 2022.
Please acknowledge your acceptance of the terms and conditions contained in this Letter of Agreement by signing and returning the enclosed duplicate.
Yours faithfully,
for and on behalf of
Meritor Heavy Vehicle Braking Systems (UK) Limited
By: /s/ Huw James
Name & Title : Huw James, Director
We accept the terms and conditions set out in the Letter of Agreement of which the foregoing is the duplicate.

/s/ Ellen Chislett
for and on behalf of
Viking Asset Purchaser No. 7 IC

Exhibit 10-a

Grange Road
Cwmbran
Gwent
NP44 3XU
United Kingdom

/s/ Cristina Volc
for and on behalf of
Citicorp Trustee Company Limited